                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF DAVIS POLK & WARDWELL]



                              July 24, 1997



SunAmerica Inc.
1 SunAmerica Center
Los Angeles, California 90067-6022


Ladies and Gentlemen:



     We have acted as special counsel for SunAmerica Inc., a Maryland corporation ("SunAmerica"), and SunAmerica Capital Trust V and SunAmerica Capital Trust VI, each a statutory business trust created under the Business Trust Act of the State of Delaware (each a "Trust" and collectively, the "Trusts"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration Nos. 333-31619, 333-31619-01, 333-31619-02, and 333-31619-03), as amended (the
"Registration Statement"), relating to registration under the Act of (i) unsecured senior debt securities, subordinated debt securities and junior subordinated debt securities of SunAmerica (the "Debt Securities"), which may be issued pursuant to a Senior Indenture dated as of April 15, 1993 between SunAmerica and The First National Bank of Chicago, as trustee (as amended or supplemented, the "Senior Indenture"), a Subordinated Indenture dated as of October 28, 1996 between SunAmerica and The First National Bank of Chicago, as trustee (as amended or supplemented, the "Subordinated Indenture") or a Junior Subordinated Indenture dated as of March 15, 1996 between SunAmerica and The First National Bank of Chicago, as trustee (the "Indenture Trustee") (as amended or supplemented, the "Junior Subordinated Indenture" and, together with the Senior Indenture and the Subordinated Indenture, the "Indentures"), (ii) shares of preferred stock, without par value (the "Preferred Stock"), of SunAmerica, which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); (iii) shares of Common Stock, $1.00 par value per share, of SunAmerica (the "Common Stock"); (iv) warrants of SunAmerica to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or other securities or rights (the "Warrants"); (v) stock purchase contracts of SunAmerica ("Purchase Contracts") to purchase Common Stock; (vi) stock purchase units of SunAmerica ("Stock Purchase Units"), each representing ownership of a Purchase Contract and any of Debt Securities, debt obligations of third parties, including

SunAmerica Inc.                        2                           July 24, 1997



U.S. Treasury securities, or Preferred Securities (as defined below) of a Trust, securing a holder's obligation to purchase Common Stock under the Purchase Contact, and (vii) guarantees (the "Guarantees") of Preferred Securities to be issued by the Trusts, as described below.

     We will also act as special counsel to SunAmerica and the Trusts in connection with offerings from time to time of Preferred Securities of the Trusts (the "Preferred Securities") which are being registered under the Registration Statement. The Preferred Securities are to be issued by each Trust pursuant to an Amended and Restated Declaration of Trust (the "Amended Declaration") to be filed with the Secretary of State of the State of Delaware by the Trustees of the relevant Trust. The Preferred Securities are to be guaranteed by SunAmerica pursuant to Guarantees issued under a Guarantee Agreement (the "Guarantee Agreement") to be entered into by SunAmerica in respect of the Preferred Securities. The forms of Preferred Securities, Amended Declaration and Guarantee Agreement are filed or incorporated by reference as exhibits to the Registration Statement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that:

     1. Assuming that the Indentures, any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) a supplemental indenture in respect of the Debt Securities has been duly executed and delivered, (iii) the terms of the Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon SunAmerica and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over SunAmerica, and (iv) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by SunAmerica in the manner contemplated on the Registration Statement and any prospectus supplement relating thereto, the Debt

SunAmerica Inc.                        3                           July 24, 1997



Securities (including any Debt Securities duly issued (x) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities, (y) upon the exercise of any Warrants exercisable for Debt Securities or (z) as part of Stock Purchase Units) will constitute valid and binding obligations of SunAmerica, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     2. Assuming that the Guarantees have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the applicable Guarantee Agreement has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon SunAmerica and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over SunAmerica, and (iii) the Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and binding obligations of SunAmerica, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     3. Assuming that a Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Warrant Agreement has been duly executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon SunAmerica and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over SunAmerica, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and

SunAmerica Inc.                        4                           July 24, 1997


sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of SunAmerica, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     4. Assuming that a Deposit Agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Deposit Agreement has been duly executed and delivered, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon SunAmerica and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over SunAmerica, (iv) the terms of the Preferred Stock have been duly and properly authorized for issuance and Articles Supplementary to the Charter of SunAmerica classifying the Preferred Stock and setting forth the terms thereof have been duly filed, (v) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and (vi) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

     5. Assuming that a Purchase Contract Agreement relating to the Purchase Contracts (the "Purchase Contract Agreement") and such Purchase Contracts has been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Purchase Contract Agreement has been duly executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon SunAmerica and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over SunAmerica and (iv) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract

SunAmerica Inc.                        5                           July 24, 1997


Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Purchase Contracts will constitute valid and binding obligations of SunAmerica, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     6. Assuming that the Stock Purchase Units, a Purchase Contract Agreement relating to the Purchase Contracts comprising a part of the Stock Purchase Units and such Purchase Contracts has been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Purchase Contract Agreement has been duly executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon SunAmerica and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over SunAmerica, (iv) the terms of the collateral arrangements relating to such Stock Purchase Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon SunAmerica and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over SunAmerica, and the collateral has been deposited with the collateral agent in accordance with such arrangements, and
(v) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Units will constitute valid and binding obligations of SunAmerica, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

SunAmerica Inc.                        6                           July 24, 1997


     We are members of the Bar of the State of New York and our opinion is limited to the Federal laws of the United States and the laws of the State of New York.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Davis Polk & Wardwell